As filed with the Securities and Exchange Commission on March 7, 2012

Registration No. 333-168024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSATLANTIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3355897
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Pine Street

New York, New York 10005

(Address of Principal Executive Offices) (Zip Code)

Transatlantic Holdings, Inc.

2010 U.K. Sharesave Plan

(Full title of the plan)

Gary A. Schwartz

Executive Vice President and General Counsel

80 Pine Street

New York, New York 10005

(Name and address of agent for service)

(212) 365-2200

(Telephone number, including area code, of agent for service)

Copies to:

David E. Shapiro, Esq.

Alison M. Zieske, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is an amendment to the Registration Statement on Form S-8 (Reg. No. 333-168024) (the “Registration Statement”) of Transatlantic Holdings, Inc. (the “Registrant”) originally filed on July 8, 2010, pertaining to the Transatlantic Holdings, Inc. 2010 U.K. Sharesave Plan. As previously reported on the Registrant’s Current Report on Form 8-K dated March 6, 2012, pursuant to the terms of the Agreement and Plan of Merger, dated November 20, 2011, by and among the Registrant, Alleghany Corporation, a Delaware corporation (“Alleghany”), Shoreline Merger Sub, Inc. (formerly, Shoreline Merger Sub, LLC), a Delaware corporation and wholly owned subsidiary of Alleghany (“Merger Sub”), the Registrant merged with and into Merger Sub on March 6, 2012 (the “Merger”), with Merger Sub continuing as the surviving entity and as the successor in interest to the Registrant. In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. Accordingly, and in accordance with an undertaking made by the Registrant in the Registration Statement, Registrant hereby removes from registration any and all of its securities originally reserved for issuance under the plan listed above and registered under the Registration Statement which were unsold at the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 7th day of March, 2012.

TRANSATLANTIC HOLDINGS, INC.

By:	/s/ Gary A. Schwartz
Gary A. Schwartz
Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael C. Sapnar Michael C. Sapnar	President, Chief Executive Officer and Director (Principal Executive Officer)	March 7, 2012

/s/ Steven S. Skalicky Steven S. Skalicky	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 7, 2012

/s/ Joseph P. Brandon Joseph P. Brandon	Chairman	March 7, 2012

/s/ Roger B. Gorham Roger B. Gorham	Director	March 7, 2012

/s/ Weston M. Hicks Weston M. Hicks	Director	March 7, 2012

/s/ Robert F. Orlich Robert F. Orlich	Director	March 7, 2012